EXHIBIT 23(c)
                                  -------

          THE
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         MENTOR
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         Group
PREEMINENT VALUATIONS & APPRAISALS

                                          1900 E. Tahquitz Canyon Way, Suite B-4
                                                          Palm Springs, CA 92262
                                                                   (760)325-6411
                                                              Fax: (760)325-7260


December 15, 2003

The Board of Directors
Pall Corporation:


We consent to the incorporation by reference in this Registration Statement on Form S-8, of the reference to our firm in Item 7 of the Annual Report on Form 10-K of Pall Corporation for the fiscal year ended August 2, 2003.



THE MENTOR GROUP, INC.


By: /s/John D. Glenn
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    John D. Glenn
    President & Managing Director